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                                                                   Exhibit 10.14

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                               SUPPORT AGREEMENT
                         Dated as of October 23, 1995
                                     Among
                             C.H. ROBINSON, INC.,
                               as Support Party,
                               ----------------

                       CLIPPER RECEIVABLES CORPORATION,
                             as Senior Purchaser,
                             -------------------

                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                          as Subordinated Purchaser,
                          -------------------------

                   STATE STREET BOSTON CAPITAL CORPORATION,
                               as Administrator,
                               ----------------

                                      and
                 NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION,
                             as Relationship Bank
                             --------------------


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                               SUPPORT AGREEMENT

          This Support Agreement is made as of this 23rd day of October, 1995 by C.H. ROBINSON, INC., a Minnesota corporation (the "Support Party") to and for the benefit of CLIPPER RECEIVABLES CORPORATION, a Delaware corporation ("Senior Purchaser"), NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as subordinated purchaser (in such capacity "Subordinated Purchaser" and together with Senior Purchaser, "Purchasers"), STATE STREET BOSTON CAPITAL CORPORATION, a Massachusetts corporation, as administrator for Senior Purchaser (the "Administrator") and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as referral agent and relationship bank (in such capacity, the ("Relationship Bank").

                                   Recitals
                                   --------

          A. The Support Party is the owner of one hundred percent (100%) of the issued and outstanding common stock of CHR Financial Services, Inc. ("CHR Financial"), which is the owner of one hundred percent (100%) of the issued and outstanding common stock of Cityside Financial Services of Wisconsin, Inc. ("Cityside").

          B. Cityside is the owner of one hundred percent (100%) of the issued and outstanding common stock of Cityside Finance Corporation I ("Seller").

          C. Seller, Cityside, in its separate capacity as Servicer (in such capacity "Servicer"), Senior Purchaser, Subordinated Purchaser, the Administrator and the Relationship Bank have entered into a Receivables Purchase Agreement of even date herewith~(the "Receivables Purchase Agreement") pursuant to which Senior Purchaser and Subordinated Purchaser have agreed to purchase an undivided interest in certain receivables which Seller will purchase from Cityside pursuant to a Purchase and Sale Agreement of even date herewith.

          D. The Support Party understands, acknowledges and agrees that Senior Purchaser, Subordinated Purchaser, the Administrator, the Relationship Bank and each other of the Affected Parties and the Indemnified Parties (as such terms are defined and used in the Receivables Purchase Agreement) have conditioned their respective undertakings, commitments and agreements under or in respect of the transactions contemplated in the Receivables Purchase Agreement upon the execution and delivery of this Agreement by the Support Party and by the continuing effectiveness and enforceability of this Agreement as a condition to providing such undertakings, commitments and agreements to Seller from time to time pursuant to, or in connection with, the Receivables Purchase Agreement.

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          E.   Each capitalized term used in this Agreement and not otherwise defined herein shall have the respective meaning given to it in the Receivables Purchase Agreement.

          ACCORDINGLY, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Support Party hereby agrees as follows:

          SECTION 1. Covenants of the Support Party. So long as any amount, obligation, covenant, representation, warranty, duty or agreement of Seller, Cityside or Servicer shall remain unsatisfied, unpaid or otherwise outstanding to any Senior Purchaser, Subordinated Purchaser, the Administrator, the Relationship Bank and each other Affected Party and Indemnified Party (herein collectively the "Benefited Parties") of, with respect to or arising in relation to the Receivables Purchase Agreement (herein the "Obligations"), the Support Party hereby irrevocably and unconditionally commits and agrees as follows:

          (a) Support Party Repurchase Obligation. Within one (1) Business Day of receiving notice from the Relationship Bank, the Administrator or either Purchaser, stating (i) that a Liquidation Event has occurred, (ii) that one or more Pool Receivables included in the Net Pool Balance under the Receivable Purchase Agreement were not in fact Eligible Receivables as of the date of purchase thereof by the Purchasers pursuant to the Receivables Purchase Agreement and (iii) that demand for repurchase has been made upon Cityside pursuant to the Purchase and Sale Agreement and Cityside has not complied with its repurchase obligations thereunder within five (5) Business Days following receipt of any such demand for repurchase the Support Party shall purchase the Purchaser's undivided ownership interest in such Receivable or Receivables from the Purchasers as the owner and holder thereof. Upon receipt of the purchase price therefor, as hereinafter provided, Purchasers shall be obligated to convey to the Support Party their respective Purchaser's Interest in such conveyed Receivable pursuant to an assignment reasonably acceptable to the parties hereto, but without recourse, representation or warranty except that the interest assigned is free of offset, liens and other encumbrances created by or through the assignor. The purchase price to be paid by the Support Party for any such Receivable hereunder shall be in an amount equal to the sum of
     (A) the Unpaid Balance of such Receivable, and (B) all accrued and unpaid interest in respect of such Receivable. The Support Party shall pay such purchase price in cash to the Paying Agent for deposit to the Collection Account in accordance with the Receivables Purchase Agreement.

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          (b)  Limitation on Purchase Obligation. Notwithstanding the obligation of the Support Party as set forth and described in subsection (a), the aggregate amount of the Support Party's obligation under such subsection
     (a) shall, as of the date of demand for repurchase, be limited to an amount equal to (i) the Net Worth Deficiency minus the aggregate of all amounts previously paid by the Support Party pursuant to subsection (a); provided, however, that in no event shall the amount of any purchase of a Receivable by the Support Party be deducted from the foregoing amount unless the proceeds of such purchase are paid to the Paying Agent after demand made under subsection (a). For purposes hereof, the "Net Worth Deficiency" shall mean the amount by which $8,000,000 exceeds the tangible net worth of Cityside as of the date of the last day of the calendar quarter immediately preceding the Liquidation Event described in the notice given pursuant to subsection (a), as shown in the Cityside financial statements delivered to the Purchasers pursuant to the Receivables Purchase Agreement or, if not delivered in a timely manner, as otherwise determined in accordance with generally accepted accounting principles.

          (c) Ownership of Cityside. The Support Party shall at all times hold and own 100% of the issued and outstanding capital stock of CHR Financial and shall ensure that CHR Financial shall at all times hold and own 100% of the issued and outstanding capital stock of Cityside.

          SECTION 2. Delivery of Financial Statements. So long as any Obligations shall remain unpaid or outstanding, the Support Party hereby irrevocably commits and agrees to deliver to the Administrator and the Relationship Bank, for the benefit of the Benefited Parties, the following:

          (a) Annual Consolidated Financial Statements. As soon as available and in any event within one hundred and twenty (120) days after the end of each fiscal year of the Support Party, a copy of the consolidated balance sheet of the Support Party and its subsidiaries as at the end of such fiscal year and consolidated statements of income, retained earnings and cash flows of the Support Party and its subsidiaries for such fiscal year, in each case accompanied by the audit report of a nationally-recognized independent public accounting firm acceptable to the Administrator and the Relationship Bank.

          (b)  Litigation. As soon as possible and in any event within thirty
     (30) Business Days of the Support Party's receiving knowledge thereof, notice of (i) any litigation, investigation or proceeding which may exist in any time which

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          could have a Material Adverse Effect and (ii) any material adverse development in previously disclosed litigation.

               SECTION 3. Representations and Warranties of the Support Party. The Support Party represents and warrants to the Benefited Parties as follows:

          (a) The Support Party and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary (except where the failure to so qualify would not have a material adverse affect on the business, financial condition, operations, results of operations or prospects of the Support Party and its subsidiaries, taken as a whole).

          (b) The execution, delivery and performance by the Support Party of this Agreement are within the Support Party's corporate powers, have been duly authorized by all necessary corporate action, and do not and will not contravene (i) the Support Party's charter or by-laws, (ii) law, or
     (iii) any legal or contractual restriction binding on or affecting the Support Party.

          (c) This Agreement is the legal, valid and binding obligation of the Support Party enforceable against the Support Party in accordance with its terms, subject to the qualification, however, that the enforcement of the rights and remedies herein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and that the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceedings therefor may be brought.

          (d) The consolidated balance sheet of the Support Party and its subsidiaries as at December 31, 1994, and the related consolidated statements of income, retained earnings and cash flows of the Support Party and its subsidiaries for the fiscal year then ended, and the consolidated unaudited balance sheet of the Support Party and its subsidiaries as at June 30, 1995, and the related consolidated unaudited statements of income, retained earnings and cash flows of the Support Party and its subsidiaries for the period then ended, copies of each of which have been furnished to the Benefited Parties, fairly present (subject, in the case of such balance sheets and statements of income, retained earnings and cash flows for the period ended June 30, 1995, to year-end adjustments) the consolidated financial condition of the Support Party and its

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     subsidiaries as at such dates and the consolidated results of operations of the Support Party and its subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles consistently applied, and since June 30, 1995, there has been no material adverse change in the business, financial condition, operations, results of operations or prospects of the Support Party and its subsidiaries, taken as a whole, or in the Support Party's ability to perform its obligations under this Agreement.

          (e) There is no pending or threatened action or proceeding affecting the Support Party or any of its subsidiaries or properties before any court, governmental agency or arbitrator, that might reasonably be expected to materially adversely affect (i) the business, financial condition, operations, results of operations or prospects of the Support Party and its subsidiaries, taken as a whole, or (ii) the ability of the Support Party to perform its obligations under this Agreement; and since December 31, 1994, there have been no material adverse developments in any action or proceeding so disclosed.

          (f) The Support Party has filed all tax returns (Federal, state and local) required to be filed and paid all taxes shown thereon to be due, including interest and penalties, or, to the extent the Support Party is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves for payment thereof in accordance with generally accepted accounting principles.

          SECTION 4. Waivers; Remedies.
                     -----------------

          (a) The Support Party hereby waives any failure or delay on the part of the Benefited Parties in asserting or enforcing any of rights or in making any claims or demands hereunder. The Benefited Parties may at any time, without the Support Party's consent, without notice to the Support Party

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     and without affecting or impairing their rights or the Support Party's obligations hereunder, do any of the following with respect to the Receivables Purchase Agreement and each other Transaction Documents: (i) make changes, modifications, amendments or alterations thereto, by operation of law or otherwise, (ii) grant renewals and extensions of time, for payment or otherwise, (iii) accept new or additional documents, instruments or agreements relating to or in substitution thereof, (iv) release any or all collateral securing payment or release any guarantor or other party providing support in any manner related to or as contemplated in any Transaction Document, or (v) otherwise handle the enforcement of their respective rights and remedies in accordance with their business judgment.

          (b) Obligations arising under the Receivables Purchase Agreement or any other Transaction Document may be created and continued in any amount, without affecting or impairing the liability of the Support Party hereunder, and no amounts paid or received on account of any Receivable with respect to which the Support Party is obligated to purchase under
     Section 1(a) from Seller, Servicer, Cityside or any other Person (except the Support Party), from their properties, any collateral security or any other source, shall not reduce, affect or impair the computation of the Support Party's maximum liabilities under Section 1(b) hereof. Any payment made by the Support Party under this Support Agreement shall be effective to reduce or discharge the obligations of the Support Party hereunder only if accompanied by a written transmittal document, received by a Benefited Party, advising the Benefited Parties that such payment is made under
     Section 1(a) of this Agreement and for such purpose.

          (c) The Support Party hereby waives all rights that the Support Party may now have or hereafter acquire, whether by subrogation, contribution, reimbursement, recourse, exoneration, contract or otherwise, to recover from the Seller, Servicer or Cityside, or from any property of Seller, Servicer or Cityside any sums paid under this Agreement. The Support Agreement will not exercise or enforce any right of contribution to recover any such sums from any person who is a co-obligor with Seller, Servicer or Cityside or a guarantor or surety of any obligations of any thereof under any Transaction Document, or from any property of any such person until all Obligations shall have been paid and discharged.

          (d) The parties to this Agreement acknowledge and agree that breach of any of the covenants of the Support Party set forth herein may not be compensable by payment of money damages and, therefore, the covenants of the Support Party set forth herein may be enforced in equity by a decree requiring

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     specific performance. All remedies hereunder shall be cumulative and non-
     exclusive and shall be in addition to any other rights and remedies the Benefited Parties may have against the Seller or others in connection with the Receivables Purchase Agreement.

          SECTION 5. Amendments, Etc. No termination, modification, amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Relationship Bank on behalf of all Benefited Parties.

          SECTION 6. Notices. All notices provided for hereunder shall be in writing and shall be delivered by a nationally recognized overnight delivery service or hand delivery.

          If to the Support Party:

          C.H. Robinson, Inc.
          8100 Mitchell Road
          Suite 200
          Eden Prairie, MN 55344
          Attention: Dale S. Hanson

          If to the Benefited Parties:

          State Street Boston Capital Corporation
          225 Franklin Street
          Boston, Massachusetts 02110
          Attention: Clipper Funds

                and to

          Norwest Bank Minnesota
             National Association
          Sixth and Marquette
          Minneapolis, MN 55479-0089
          Attention: Asset Securitization
                     Group

          All such notices, when delivered by overnight delivery service, shall be effective one (1) Business Day after being deposited with the delivery service, or when delivered by hand, be effective when actually delivered.

          SECTION 7. Successors. This Agreement shall be binding upon the parties hereto and their respective successors and assigns. This Agreement is not intended for the benefit of any person other than the Benefited Parties (and their successor and

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assignees), and shall not confer or be deemed to confer upon any other person any benefits, rights or remedies hereunder.

          SECTION 8. Miscellaneous.

          (a) The obligations of the Support Party under this Agreement shall terminate whenever all Obligations are satisfied.

          (b) The Support Party shall pay all costs and expenses (including reasonable attorney's fees) incurred by any Benefitted Party in connection with the enforcement of this Agreement.

          (c) This Agreement contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire understanding among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

          (d) THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

          (e) THE SUPPORT PARTY HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT OR DOCUMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING OR OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT AND AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT A JURY.

          (f) THE SUPPORT PARTY HEREBY ACKNOWLEDGES AND AGREES THAT:

               (i) IT IRREVOCABLY (A) SUBMITS TO THE JURISDICTION, FIRST, OF ANY UNITED STATES FEDERAL COURT, AND SECOND, IF FEDERAL JURISDICTION IS NOT AVAILABLE, OF ANY NEW YORK STATE COURT, IN EITHER CASE SITTING IN NEW YORK, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, (B) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED ONLY IN SUCH NEW YORK STATE OR FEDERAL COURT AND NOT IN ANY OTHER COURT, AND (C) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF

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          AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR
          PROCEEDING.

             (ii) TO THE EXTENT THAT IT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM THE JURISDICTION OF ANY COURT OR FROM ANY LEGAL
          PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID TO EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE SUPPORT PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER OR IN CONNECTION WITH THIS AGREEMENT.

          (g) The Support Party hereby waives notice of the acceptance hereof by the Benefited Parties.

                     [SIGNATURE PAGE FOLLOWS]


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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year above written.

                                      C.H. ROBINSON, INC.

                                      Dale S. Hanson

                                      /s/ Dale S. Hanson
                                      ----------------------------------
                                      Dale S. Hanson
                                      Chief Financial Officer
                                      and Treasurer

                     [Signature page to Support Agreement]

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